Exhibit 99.1

TRUSTEE’S FINAL DISTRIBUTION STATEMENT

To the Holders of:

Corporate Backed Trust Certificates, Federal Express Corporation Note-Backed Series 2001-37

* CUSIP: 21988G544

In accordance with the Standard Terms for Trust Agreements, U.S. Bank Trust National Association, as Trustee, submits the following cash basis statement for the period ending November 25, 2013.

INTEREST ACCOUNT

Balance as of July 1, 2013		$0.00
Scheduled Income received on securities		$0.00
Unscheduled Income received on securities		$0.00
Interest portion of November 25, 2013 Call Price received on November 25, 2013 Call Date upon exercise of Call Warrants by 100% of the holders thereof		$313,100.00
LESS:
Distribution of interest cash to Certificate Holders on November 25, 2013 Call Date	-$	313,100.00
Distribution to Depositor	-$	0.00
Distribution to Trustee	-$	0.00
Balance as of November 25, 2013		$0.00

PRINCIPAL ACCOUNT

Balance as of July 1, 2013		$0.00
Scheduled Principal received on securities		$0.00
Principal portion of November 25, 2013 Call Price received on November 25, 2013 Call Date upon exercise of Call Warrants by 100% of the holders thereof		$10,100,000.00
LESS:
Distribution of principal cash to Certificate Holders on November 25, 2013 Call Date	-$	10,100,000.00
Distribution of $10,300,000 principal amount of underlying securities to exercising Call Warrants holders on November 25, 2013 Call Date	-$	0.00
Balance as of November 25, 2013		$0.00

UNDERLYING SECURITIES HELD AS OF November 25, 2013

Principal Amount	Title of Security

$0	Federal Express Corporation 7.60% Notes due July 1, 2097
* CUSIP: 313309AP1

U.S. Bank Trust National Association, as Trustee

*	The Trustee shall not be held responsible for the selection or use of the CUSIP numbers nor is any representation made as to its correctness. It is included solely for the convenience of the Holders.